Exhibit No. 99.8
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 24, 2005

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                   ANNOUNCES INCOME FROM CONTINUING OPERATIONS
                       INCREASED 24.9% IN 2004 VERSUS 2003

DENVER, COLORADO, March 24, 2005. Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH(R) dental practices, announced results for the year and quarter ended December 31, 2004. The Company reported net income increased 16.6% to $1.4 million, or $1.05 per share of common stock compared to net income of $1.2 million, or $.83 per share of common stock for the year ended December 31, 2003. The reported net income for 2004 included a loss on discontinued operations of $(188,000) or $(.14) per share of common stock compared to a loss on discontinued operations of $(71,000) or $(.05) per share of common stock for 2003. The loss on discontinued operations was a result, as previously reported, of the Company closing an office in the Phoenix market it had acquired in 1998 because the office was older and no longer fit the Company's operating model. Income from continuing operations increased 24.9% to $1.6 million, or $1.19 per share of common stock for the year ended December 31, 2004 compared to $1.3 million, or $.88 per share of common stock for the year ended December 31, 2003.

Total dental group practice revenue increased $3.2 million, or 7.4%, to $46.5 million for the twelve months ended December 31, 2004 compared to $43.3 million for the year ended December 31, 2003. For the year ended December 31, 2004, net revenue increased $1.6 million to $32.2 million, or 5.3%, compared to net revenue of $30.5 million for the corresponding period in 2003. Earnings before interest, taxes, depreciation, amortization and discontinued operations ("Adjusted EBITDA") for the year ended December 31, 2004 was $4,654,000 compared to $4,655,000 for the year ended December 31, 2003.

Net income for the fourth quarter of 2004 increased 15.3% to $346,000, or $.26 per share of common stock compared to net income of $300,000, or $.23 per share of common stock for the quarter ended December 31, 2003. Total dental group practice revenue increased $903,000, or 8.8%, to $11.2 million for the quarter ended December 31, 2004 compared to total group practice revenue of $10.3 million for the quarter ended December 31, 2003. For the quarter ended December 31, 2004, net revenue increased $584,000 to $7.8 million, or 8.1%, compared to net revenue of $7.2 million for the corresponding period in 2003. The Company's Adjusted EBITDA decreased $99,000, or 8.7%, to $1,040,000 for the quarter ended December 31, 2004 compared to $1,139,000 for the quarter ended December 31, 2003.

Fred Birner, Chief Executive Officer, stated "Overall we are very pleased with the financial performance of the Company in 2004. One year ago, we stated that the big challenge for 2004 was revenue growth and I believe the Company achieved this goal. However, and more important, we took actions during 2004 that we believe will assure continued growth in 2005 and beyond. These actions included:
(1) closing an underperforming office that no longer fit the Company's operating model; (2) opening two new de novo offices during the year and a third one in January 2005; (3) significantly increasing the marketing and advertising campaign for the Company's offices in Denver and Colorado Springs; (4) aggressive recruitment of dentists, particularly for the Company's specialty services; and (5) signing leases for three new dental offices that the Company expects to open during the second half of 2005 and early 2006. While most of these actions increased the Company's direct expenses during 2004, as we move forward in 2005, we expect to realize the benefits of these actions through increased Adjusted EBITDA."

During 2004, the Company reduced its total debt outstanding by $1.8 million from $3.1 million at December 31, 2003 to $1.2 million at December 31, 2004. As previously reported, the Company's Board of Directors approved an increase in its quarterly dividend for 2005 to $.20 per share from $.075 per share in 2004. This increased dividend is first payable in 2005 on April 15, 2005, to shareholders of record March 31, 2005.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. Currently, the Company manages 56 dental offices, of which 36 were acquired and 20 were de novo developments. The Company operates its dental offices under the PERFECT TEETH(R) name.

The Company previously announced it would conduct a conference call to review year to date and quarter ended December 31, 2004 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, March 24, 2005, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-406-5345 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on March 24th, the rebroadcast number is 1-888-203-1112 with the pass code of 4274820. This rebroadcast will be available through April 7, 2005.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2005 and other future periods. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                              Quarters Ended                   Twelve Months Ended
                                                               December 31,                       December 31,
                                                       ---------------------------       -----------------------------
                                                           2003            2004             2003               2004
                                                       -----------     -----------       -----------       -----------
NET REVENUE (a)                                        $ 7,183,120     $ 7,767,432       $30,539,417       $32,170,405
DIRECT EXPENSES:
    Clinical salaries and benefits                       2,693,608       2,954,438        11,537,539        11,985,523
    Dental supplies                                        404,760         485,289         1,767,574         1,987,951
    Laboratory fees                                        542,630         549,409         2,366,843         2,398,743
    Occupancy                                              861,982         919,196         3,447,471         3,584,515
    Advertising and marketing                               85,194         112,655           357,254           678,193
    Depreciation and amortization                          491,625         430,993         2,147,635         1,787,892
    General and administrative                             804,306         947,286         3,407,851         3,826,401
                                                       -----------     -----------       -----------       -----------
                                                         5,884,105       6,399,266        25,032,167        26,249,218
                                                       -----------     -----------       -----------       -----------
    Contribution from dental offices                     1,299,015       1,368,166         5,507,250         5,921,187

CORPORATE EXPENSES:
       General and administrative                          651,547         759,657         2,999,675         3,054,747
       Depreciation and amortization                        65,228          51,887           291,975           216,926
                                                       -----------     -----------       -----------       -----------

    Operating income                                       582,240         556,622         2,215,600         2,649,514
    Interest expense, net                                   30,149           1,719           154,656            59,062
                                                       -----------     -----------       -----------       -----------
    Income from continuing  operations
       before income taxes                                 552,091         554,903         2,060,944         2,590,452
    Income tax expense                                    (233,243)       (209,016)         (806,563)       (1,023,254)
                                                       -----------     -----------       -----------       -----------
    Income from continuing operations                      318,848         345,887         1,254,381         1,567,198

DISCONTINUED OPERATIONS
      Operating (loss) attributable to assets disposed of  (32,468)              -          (116,082)         (120,169)
    (Loss) recognized on dispositions                            -               -                 -          (192,500)
     Income tax benefit                                     13,658               -            45,388           125,068
                                                       -----------     -----------       -----------       -----------

 Loss on discontinued operations                           (18,810)              -           (70,694)         (187,601)
                                                       -----------     -----------       -----------        ----------

    Net income                                         $   300,038      $  345,887       $ 1,183,687        $1,379,597
                                                       ===========      ==========       ===========        ==========


Net income per share of Common Stock - Basic:
    Continuing operations                              $       .27      $      .29       $       .96        $     1.30
    Discontinued operations                                   (.02)              -              (.05)             (.16)
                                                       -----------      ----------       -----------        ----------

Net income per share of Common Stock - Basic           $       .25      $      .29       $       .91        $     1.14
                                                       ===========      ==========       ===========        ==========

Net income per share of Common Stock - Diluted:
    Continuing operations                              $       .24      $      .26       $       .88        $     1.19
    Discontinued operations                                   (.01)              -              (.05)             (.14)
                                                       -----------      ----------       -----------        ----------

Net income per share of Common Stock - Diluted         $       .23      $      .26       $       .83        $     1.05
                                                       ===========      ==========       ===========        ==========

Weighted average number of shares of Common Stock
  and dilutive securities:
    Basic                                                1,202,230       1,208,442         1,302,113         1,207,922
                                                         =========       =========         =========         =========

    Diluted                                              1,313,327       1,321,303         1,427,936         1,315,527
                                                         =========       =========         =========         =========

a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $11,205,066 for the three months ended December 31, 2004 compared to $10,302,326 for the three months ended December 31, 2003 and was $46,460,595 for the twelve months ended December 31, 2004 compared to $43,273,221 for the twelve months ended December 31, 2003.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,         December 31,
                                     ASSETS                                           2003                  2004
                                                                                  -------------         ------------
CURRENT ASSETS:
    Cash and cash equivalents                                                     $   1,110,786         $     756,181
    Accounts receivable, net of allowance for doubtful accounts
       of $215,838 and $232,543, respectively                                         2,673,041            2,976,186
    Deferred tax asset                                                                  121,475              135,826
    Income tax receivable                                                                     -               80,318
    Prepaid expenses and other assets                                                   736,424              800,671
                                                                                  -------------         ------------
                Total current assets                                                  4,641,726            4,749,182

PROPERTY AND EQUIPMENT, net                                                           2,680,169            3,164,124

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           14,732,349           13,787,093
    Deferred charges and other assets                                                   155,461              159,440
                                                                                  -------------         ------------
                Total assets                                                      $  22,209,705         $ 21,859,839
                                                                                  =============         ============

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                         $   3,990,467         $  4,637,927
    Income taxes payable                                                                190,883                    -
    Current maturities of long-term debt                                                351,847              167,217
                                                                                  -------------         ------------
             Total current liabilities                                                4,533,197            4,805,144

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                         349,801              670,893
    Long-term debt, net of current maturities                                         2,735,576            1,078,711
    Other long-term obligations                                                         179,884              176,741
                                                                                  -------------         ------------
                Total liabilities                                                     7,798,458           6,731,489


SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 1,203,511 and 1,208,510 shares issued and
       outstanding, respectively                                                     12,428,363           12,125,811
    Retained earnings                                                                 1,982,884            3,002,539
                                                                                  -------------         ------------
                Total shareholders' equity                                           14,411,247           15,128,350
                                                                                  -------------         ------------

                Total liabilities and shareholders' equity                        $  22,209,705         $ 21,859,839
                                                                                  =============         ============

Although Adjusted EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because Adjusted EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA can be made by adding Discontinued operations (before income tax expense), Depreciation and amortization - Offices, Depreciation and amortization - Corporate, Interest expense, net and Income tax expense to Net income as in the table below.



                                                      Quarters Ended December 31,      Twelve Months Ended December 31,
                                                    ------------------------------     --------------------------------
                                                        2003              2004             2003              2004
                                                    ------------       -----------      -----------      ------------
RECONCILIATION OF Adjusted EBITDA:
    Net income                                      $    300,038       $   345,887      $ 1,183,687      $  1,379,597
    Discontinued operations -
        (before income tax expense)                       32,468                 -          116,082           312,669
    Depreciation and amortization - Offices              491,625           430,993        2,147,635         1,787,892
    Depreciation and amortization - Corporate             65,228            51,887          291,975           216,926
    Interest expense, net                                 30,149             1,719          154,656            59,062
    Income tax expense                                   219,585           209,016          761,175           898,186
                                                     -----------        ----------      -----------      ------------

Adjusted EBITDA                                     $  1,139,093       $ 1,039,502      $ 4,655,210       $ 4,654,332
                                                    ============       ===========      ===========       ===========

Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by group practices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.


                                                   Quarters Ended December 31,       Twelve Months Ended December 31,
                                                 ------------------------------      --------------------------------
                                                     2003              2004              2003                2004
                                                 ------------      -----------       ------------       -------------
Total dental group practice revenue              $ 10,302,326     $ 11,205,066       $ 43,273,221       $  46,460,595
Amounts retained by group practices                (3,119,206)      (3,437,634)       (12,733,804)        (14,290,190)
                                                 -------------    -------------      ------------       -------------
Net revenue                                      $  7,183,120     $  7,767,432       $ 30,539,417       $  32,170,405
                                                 ============     ============       ============       =============